UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

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☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Sec. 240.14a-12

LIFESTREAM TECHNOLOGIES, INC.

(Name of Registrant as Specified in Its Charter

and of Person Filing Proxy Statement)

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(2)

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(3)

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(4)

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(5)

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(1)

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LIFESTREAM TECHNOLOGIES, INC.

510 Clearwater Loop, Suite 101, Post Falls, Idaho 83854

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 16, 2005

To our Stockholders:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Lifestream Technologies, Inc. (hereinafter, the “Company”), a Nevada corporation, which will be held at Red Lion Templin’s Resort located at 414 East First Avenue, Post Falls, Idaho, on December 16, 2005 at 9:00 a.m. Pacific Time, or at any and all adjournments thereof, for the following purposes:

1.

To elect two Class I directors to the Company’s Board of Directors to serve for three-year terms or until their respective successors are elected and qualified;

2.

To ratify the appointment of LeMaster & Daniels PLLC as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2006; and

3.

To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

The Board has fixed the close of business on October 18, 2005 as the record date for determining those stockholders who will be entitled to notice of, and to vote at, the 2005 Annual Meeting of Stockholders. The stock transfer books will not be closed between the record date and the date of the meeting.

Representation of at least a majority of the outstanding shares of the Company’s Common Stock entitled to vote, whether present in person or represented by proxy, is required to constitute a quorum. Accordingly, it is important that your shares be represented at the meeting. THE PROMPT RETURN OF PROXIES WILL SAVE YOUR COMPANY THE EXPENSE OF FURTHER REQUESTS IN ORDER TO OBTAIN A QUORUM. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. Your proxy may be revoked, in writing, at any time prior to the time it is voted. You may also revoke your proxy by attending the 2005 Annual Meeting of Stockholders and voting in person.

The financial statements of the Company for its most recently completed fiscal year ended June 30, 2005 are included in the Company’s Annual Report on Form 10-KSB as filed with the United States Securities and Exchange Commission on October 12, 2005. A copy of the Annual Report accompanies this proxy statement.

Please read the proxy materials carefully. Your vote is important and the Company appreciates your cooperation in considering and acting on the matters presented.

Very truly yours,

/s/ Christopher Maus
Christopher Maus, Chairman of the Board of Directors, President and Chief Executive Officer

Post Falls, Idaho

October 28, 2005

Stockholders Should Read The Entire Proxy Statement

Carefully Prior To Returning Their Proxies

PROXY STATEMENT

FOR

2005 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is being furnished to you by the board of directors of Lifestream Technologies, Inc., a Nevada corporation (the “Company”), in connection with a solicitation of proxies for use at our 2005 Annual Meeting of Stockholders. The Company will hold the 2005 Annual Meeting of Stockholders at Red Lion Templin's Resort located at 414 East First Avenue, Post Falls, Idaho on Friday, December 16, 2005 at 9 a.m., local time, or at any and all adjournments. The Company will bear the cost of this solicitation. The date of mailing of this proxy statement and form of proxy is approximately November 8, 2005.

OUTSTANDING STOCK AND VOTING RIGHTS

Record Date

The Board of Directors has fixed the close of business on October 18, 2005 as the record date for determining those stockholders entitled to notice of, and to vote at, the 2005 Annual Meeting of Stockholders. Only stockholders of record on that date will be entitled to vote at the 2005 Annual Meeting of Stockholders.

Shares Outstanding

As of the October 18, 2005 record date, 249,403,735 shares of our common stock, $.001 par value per share (the “Common Stock”), were outstanding. Each share of Common Stock outstanding entitles the holder to one vote on each proposal submitted to stockholders for consideration at the 2005 Annual Meeting of Stockholders.

Revocation of Proxies

If you submit your proxy card, you have the power to revoke it by notice of revocation directed to the proxy holder at any time before it is voted. Unless you withhold authority in writing, proxies that are properly executed, will be voted “FOR” each of the proposals. Even if you submit a proxy card, you may nevertheless attend the meeting, revoke your proxy and vote in person.

Quorum

A quorum is the minimum number of shares that must be present at the 2005 Annual Meeting of Stockholders, in person or represented by proxy, in order to conduct the business of the meeting. The quorum necessary to conduct business at the 2005 Annual Meeting of Stockholders is a majority of the shares of Common Stock outstanding as of the record date. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum at the 2005 Annual Meeting of Stockholders.

Vote Required for Approval

Authorization for Proposal 1 requires the plurality of votes cast at the 2005 Annual Meeting of Stockholders, in person or by proxy, and entitled to vote on the Proposal. “Plurality” means that the individuals who receive the largest number of votes cast are elected Class I Directors. Authorization for Proposal 2 requires the affirmative vote of a majority of the votes cast at the 2005 Annual Meeting of Stockholders, in person or by proxy, and entitled to vote on the Proposal.

Abstentions

Abstentions are considered shares present at the 2005 Annual Meeting of Stockholders in person or by proxy, and will be counted for purposes of determining whether a quorum is present. Abstentions will have no effect on the outcome of Proposal One, but will have the effect of a vote “AGAINST” Proposal Two.

Broker Non-Votes

Broker non-votes refer to the Company's shares held in street name by a brokerage firm or nominee (such as Cede & Co.) under circumstances where the beneficial owner has not instructed the broker or nominee as to how the shares should be voted. Broker non-votes are considered present by proxy for purposes of determining whether a quorum is present at the meeting. If your shares are held in street name, the broker or nominee in whose name your shares are held is permitted to vote your shares on the matters to be voted upon at the 2005 Annual Meeting of Stockholders, even if you have not provided specific direction on how your shares should be voted.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT (1)

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of October 6, 2005 by (a) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (b) each director and nominee for director, (c) each officer listed in the Summary Compensation Table (see “Executive Compensation” appearing later in this Proxy Statement) and (d) all current directors and executive officers as a group. A person is also deemed to be a beneficial owner of any securities to which the person has the right to acquire beneficial ownership within 60 days. All shares are subject to the named person’s sole voting and investment power unless otherwise indicated.

Name and Address Of Beneficial Owner (2)	Shares Beneficially Owned (1)	Percent of Shares Beneficially Owned (3)

Directors and Officers

Christopher Maus (4)	10,066,131	4.02%

Michael Crane (5)	6,773,087	2.77%

Robert Boyle (6)	1,005,983	*

Neil Luckianow	166,667	*

Edward Siemens (7)	3,492,631	1.41%

Matt Colbert (8)	320,576	*

All Directors and Officers as a Group (six persons) (9)	21,825,075	8.62%

Other Beneficial Owners:

RAB Special Situations (Master) Fund LP (10) c/o RAB Capital plc. 1 Adam Street London WC2N 6LE United Kingdom	25,053,333	9.99%

Mercer Management (11) c/o Gordon Rock 5820 East Mercer Way Seattle, WA 98040	16,515,661	6.68%

———————

*

represents less than 1%

(1)

Based upon information furnished to us by the beneficial owners or otherwise obtained from our stock transfer books.

(2)

Unless otherwise indicated, the business address for each beneficial owner is c/o Lifestream Technologies, Inc., 570 S. Clearwater Loop, Building 1000, Suite D, Post Falls, Idaho 83854.

(3)

Percentage of ownership includes 244,693,735 actual shares of Common Stock outstanding on October 6, 2005. Shares of Common Stock subject to stock options or warrants that are currently exercisable or will become exercisable within 60 days of October 6, 2005, and shares of Common Stock subject to convertible term notes that are currently convertible or will become convertible within 60 days of October 6, 2005, are deemed outstanding for computing the beneficial ownership percentage of the person or group holding such options, warrants and notes, but are not deemed outstanding for computing the percentage of any other person or group.

(4)

Includes 5,806,597 shares of Common Stock issuable upon exercise of options.

(5)

Includes 72,000 shares of Common Stock issuable upon exercise of options.

(6)

Includes 122,000 shares of Common Stock issuable upon exercise of options.

(7)

Includes 2,189,532 shares of Common Stock issuable upon exercise of options.

(8)

Includes 177,718 shares of Common Stock issuable upon exercise of options.

(9)

Includes 8,367,847 shares of Common Stock issuable upon exercise of options.

(10)

RAB Special Situations (Master) Fund LP holds convertible term notes of the Company in the amount of $2,980,000 and $500,000 that may be converted at $0.05 per share into an aggregate of 69,600,000 shares of the Company’s Common Stock. However, Master Fund does not have the right to convert any debt, to the extent such conversion would cause it, together with its affiliates, to have acquired a number of shares of the Company’s Common Stock during the 60-day period ending on the date of conversion which, when added to the number of shares of the Company’s Common Stock held at the beginning of such 60-day period, would exceed 9.99% of the number of shares of the Company’s Common Stock then outstanding. The Company also may not elect to pay the convertible notes through the issuance of our common stock if such issuance would cause Master Fund to exceed the 9.99% limitation on beneficial ownership. The number of shares beneficially owned by Master Fund in the table above, reflects this limitation.

(11)

Mercer Management holds convertible term notes of the Company in the amount of $122,000 that may be converted at $0.05 per share into an aggregate of 2,440,000 shares of the Company’s Common Stock.

ELECTION OF CLASS I DIRECTORS

Each member of the Board of Directors is assigned to one of three classes. One class is elected at each successive annual meeting to hold office for a three-year term and until successors for such class have been qualified and elected, or until the death, resignation or removal of any such director. Currently, the Board of Directors consists of five members.

In the event that any other director is unable, or declines, to serve as a director at the time of the 2005 Annual Meeting of Stockholders, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy, or alternatively, the Board of Directors may reduce the number of directors to eliminate the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them for each nominee listed below. As of the date of this proxy statement, the Board of Directors is not aware of any nominee that is unable or unwilling to serve as a director.

Class I Directors Currently Standing as Nominees to the Board:

Name	Principal Occupation(s)	Director Since	Class and Year in Which Term Will Expire	Age
Christopher Maus	Chairman of the Board, President and Chief Executive Officer	1994	Class I - 2008	52
Michael Crane	Chief Executive Officer and Chairman of the Board of Directors of Dulles Greenway, Trip II (Toll Investors Partnership II, L.P.); President of Alchemy International	1998	Class I - 2008	50

Christopher Maus has served as the Company’s Chairman of the Board, President and Chief Executive Officer since February 1994, except for a brief period from September 1998 to March 1999 when he served only as Chairman of the Board. From June 1996 until its acquisition by us in September 1999, Mr. Maus served on the Board of Directors of Secured Interactive Technologies, Inc., a privately held company co-founded by Mr. Maus that developed the Company’s Privalink software technology. From June 1992 to February 1994, Mr. Maus served as President of Lifestream Diagnostics, Inc., the Company’s privately held legal predecessor. From 1989 to June 1992, Mr. Maus was a General Partner in Lifestream Development Partners, the privately held legal predecessor to Lifestream Diagnostics, Inc. Mr. Maus attended North Texas State University.

Michael Crane has served as a member of the Board of Directors since April 1998. Since September 1993, Mr. Crane has served as Chairman of the Board of Directors and Chief Executive Officer of privately held Dulles Greenway, Trip II (Toll Investors Partnership II, L.P.). Since October 1996, Mr. Crane has also served as President of Alchemy International, a privately held developer of non-evasive, passive chemistry treatments for various forms of cancer. Mr. Crane has also served on the Board of Directors of Discflo Corporation, a privately held manufacturer of medical and industrial pumps, since 1988, and as Chairman of the Board of Directors for Lochnau, Inc., a privately held investment management corporation, since 1985. Mr. Crane has a Bachelor of Science degree in Banking from the University of Richmond.

Class II and III Directors Not Currently Standing For Election:

Name	Principal Occupation(s)	Director Since	Class and Year in Which Term Will Expire	Age
Neil Luckianow	Principal of NCL & Associates, LLC	2003	Class III - 2006	48
Robert Boyle	Certified Public Accountant; Secretary and Treasurer of the Company	1999	Class II – 2007	59
Edward Siemens	Business Development Manager for A & D Medical	2005	Class II – 2007	51

Neil Luckianow has served as a member of the Board of Directors since October 2003. Since May 2002, Mr. Luckianow has served as principal of NCL & Associates, LLC, a privately held consulting firm specializing in providing commercial solutions to health care product companies, which we retained as a commissioned sales agent effective September 1, 2003. From October 1997 to March 2002, Mr. Luckianow served as a Sales Director for Amira Medical, Inc., a privately held manufacturer and marketer of blood glucose measuring devices that was acquired in November 2001 by publicly held Roche Diagnostics. From 1988 to January 1997, Mr. Luckianow served in a number of progressive positions, including as Director of Sales, for LifeScan, Inc., a manufacturer and marketer of blood glucose measuring devices and a subsidiary of publicly held Johnson & Johnson Company. Mr. Luckianow has a Bachelor of Arts degree in History from Purdue University.

Robert Boyle has served as a member of the Board of Directors since June 1999, at which time he was also appointed as the Company’s Secretary and Treasurer. Since 1995, Mr. Boyle has served as President of Robert Boyle, Certified Public Accountant, a local public accounting firm located in Idaho. From 1980 to 1995, Mr. Boyle served as President of Boyle and Stoll, Certified Public Accountants, P.A., a local public accounting firm located in California. Prior thereto, Mr. Boyle served with the consulting, tax and audit staffs of a predecessor to KPMG, an international accounting and consulting firm. Mr. Boyle has a Bachelor of Arts degree in Accounting from San Diego State University and is licensed as a Certified Public Accountant in the State of Idaho.

Edward Siemens was appointed to the Company’s Board of Directors as an interim director effective April 1, 2005 upon the resignation of William Gridley. Mr. Siemens is currently the Business Development Manager for A&D Medical, a manufacturer and distributor of a full line of advanced electronic blood pressure monitoring equipment and health care products for home and professional use. Mr. Siemens served as Chief Operating Officer of Lifestream Technologies, Inc. from June 2002 through March 2005, and prior thereto, upon joining Lifestream in August 2000, as Chief Operating Officer – Devices. From April 1999 to June 2000, Mr. Siemens served as President of Omron Healthcare, Inc. (“Omron”), a publicly held manufacturer and marketer of personal-use medical diagnostic products. Mr. Siemens previously served as Omron’s Senior Vice President of Sales and Marketing from April 1994 to April 1999 and as Omron’s Vice President of Sales and Marketing from April 1992 to April 1994. Prior thereto, Mr. Siemens was employed by McKesson Corporation, a publicly held wholesale distributor of medical products and supplies, where he served as Vice President of Sales from 1987 to 1992 and as Product Manager from 1985 to 1987. Mr. Siemens has a Masters degree in Business Administration from Pepperdine University and a Bachelor of Fine Arts degree from the California College of Arts and Crafts.

There are no family relationships among any of the Company’s directors and executive officers.

The Company’s Board of Directors recommends that stockholders vote FOR the election of the above nominees as Class I directors. Directors are elected by a plurality of votes cast at the 2005 Annual Meeting of Stockholders, in person or by proxy.

CORPORATE GOVERNANCE AND RELATED MATTERS

Meetings of the Board of Directors

The Company’s Board of Directors has held a total of three meetings during fiscal 2005, each of which was attended by all of its then members, with the exception of Neil Luckianow who attended one meeting.

Committees of the Board of Directors

The Board of Directors has a standing Audit Committee, but does not have standing nominating or compensation committees or committees performing similar functions. The duties customarily undertaken by nominating or compensation committees are considered and voted upon by the Board of Directors.

 Audit Committee

The Audit Committee was established in 1996 and consists of three members. Since April 1, 2005, the Audit Committee has consisted of Robert Boyle (Chairman), Michael Crane and Ed Siemens. Prior thereto, from April 24, 2003 to April 1, 2005, the Audit Committee consisted of Robert Boyle (Chairman), Michael Crane and William Gridley. The Audit Committee is responsible for selecting, evaluating and replacing the Company’s independent public accountants, as well as reviewing and approving the scope of audit and review activities to be performed by the independent registered public accountants, reviewing significant accounting policies, practices and controls and reviewing audit and review results. The Company’s Audit Committee held a total of four meetings during fiscal 2005, which were attended by all of its then current members, with the exception of Michael Crane who attended three meetings.

The Audit Committee is governed by a written charter which was adopted and approved by the Board on February 27, 2001. A copy of the Audit Committee charter was attached to the Company’s proxy statement for the 2003 Annual Meeting of Stockholders. The Audit Committee is nominated and elected by the Board of Directors every three years at an organizational meeting of the Board of Directors. The Audit Committee is comprised of from three to five non-management directors, and the Audit Committee charter provides that three members of the committee must be independent and possess financial expertise. The Audit Committee charter, however, does not define “independent.”

The Company's Common Stock is quoted on the OTC Bulletin Board. As none of its securities are listed on a national securities exchange or The Nasdaq Stock Market the Company is not considered a “listed issuer” under the applicable rules and regulations of the SEC nor is it required to have an audit committee. Notwithstanding, because the Company's Board of Directors has established an Audit Committee, the Company is required to disclose whether the members of the Audit Committee are independent and to specify which definition of audit committee member independence of a national securities exchange or a national securities association registered with the SEC upon which it relied in making the determination. Messrs. Boyle and Crane are independent members of the Audit Committee based upon the definition of independent set forth in Nasdaq Marketplace Rule 4200. Mr. Siemens, however, is not considered independent under Marketplace Rule 4200 as he served as an executive officer of the Company within the past three years.

Audit Committee Financial Expert

In general, an “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-B of the Securities Act of 1933, as amended, is an individual member of the Audit Committee who:

•

understands generally accepted accounting principles and financial statements,

•

is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

•

has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to the Company’s financial statements,

•

understands internal controls over financial reporting, and

•

understands audit committee functions.

An “audit committee financial expert” may acquire the foregoing attributes through (i) education and experience as a principal financial officer, principal accounting officer, controller, public accountant, auditor or person serving similar functions; (ii) experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person serving similar functions; experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or (iii) other relevant experience.

Our Board of Directors has determined that Robert Boyle is the Company’s “audit committee financial expert” within the meaning of Item 401(e) of Regulation S-B.

Audit Committee Report on the Fiscal Year Ended June 30, 2005

The Company’s management is responsible for the Company's internal controls and financial reporting processes. The Company's independent registered public accountants for its fiscal year ended June 30, 2005, BDO Seidman, LLP, were responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. BDO Seidman, LLP had full and unimpeded access to the Audit Committee and periodically met with the Audit Committee, without management being present, to discuss appropriate matters.

Based on (a) its review of the audited consolidated financial statements, (b) its discussions with management regarding the audited consolidated financial statements, (c) its receipt from BDO Seidman, LLP of the letter required by Independence Standards Board Standard No. 1, and (d) its discussions with BDO Seidman, LLP regarding their independence, the audited financial statements, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, and other matters, the members of the Audit Committee unanimously recommended to the Board of Directors that the audited consolidated financial statements for the fiscal year ended June 30, 2005 be included in the Company's Annual Report on Form 10-KSB for such fiscal year.

Submitted by the Audit Committee of the Board of Directors:

October 12, 2005

/s/ Robert Boyle

/s/ Michael Crane

/s/ Ed Siemens

Stockholder Nominees for Director

The Board of Directors selects those individuals to stand for election as members of the Company’s Board. Since the Company’s Board of Directors is not comprised entirely of independent directors, the decision of the Company’s Board of Directors as to director nominees is made, in part, by persons who have an interest in the outcome of the determination.

The Board of Directors will consider candidates for directors proposed by security holders, although no formal procedures for submitting candidates have been adopted. Until otherwise determined, not less than 90 days prior to the annual Board of Directors’ meeting at which the slate of Board nominees is adopted, the Board of Directors accepts written submissions that include the name, address and telephone number of the proposed nominee, along with a brief statement of the candidate’s qualifications to serve as a director and a statement of why the stockholder submitting the name of the proposed nominee believes that the nomination would be in the best interests of stockholders. If the proposed nominee is not the security holder submitting the name of the candidate, a letter from the candidate agreeing to the submission of his or her name for consideration should be provided at the time of submission. The letter should be accompanied by a resume supporting the nominee’s qualifications to serve on the Company’s Board of Directors, as well as a list of references.

The Board of Directors identifies director nominees through a combination of referrals, including by management, existing Board members and security holders, executive search firms and direct solicitations, where warranted. Once a candidate has been identified, the Board of Directors reviews the individual’s experience and background, and may discuss the proposed nominee with the source of the recommendation. If the Board of Directors believes it to be appropriate, Board members may meet with the proposed nominee before making a final determination whether to include the proposed nominee as a member of management’s slate of director nominees submitted for stockholders for election to the Board of Directors.

Among the factors that the Board of Directors may consider when evaluating proposed nominees are the nominee's experience in the medical products industry, knowledge of and experience with regulatory processes, particularly those relating to FDA matters, and knowledge of and experience in business matters, finance, capital markets and mergers and acquisitions. The Board of Directors may request additional information from the candidate prior to reaching a determination. The Board of Directors is under no obligation to formally respond to all recommendations, although as a matter of practice, will endeavor to do so.

The Board of Directors received no security holder recommendations for nomination to the Board of Directors in connection with the 2005 Annual Meeting of Stockholders. There are two Class I director nominees for the 2005 Annual Meeting of Stockholders, each of whom is an incumbent director standing for re-election.

Security Holder Communications with the Company’s Board of Directors

We have established an informal process for security holders to send communications to members of the Company’s Board of Directors. Security holders who wish to contact the Board of Directors or any of its members may do so by writing to them, c/o Lifestream Technologies, Inc., 570 Clearwater Loop, Building 1000, Suite D, Post Falls, Idaho 83854. Correspondence directed to an individual Board member is referred, unopened, to that Board member. Correspondence not directed to a particular Board member is referred, unopened, to the chairman of the Audit Committee, for reviewing and forwarding to the appropriate person.

Attendance at Annual Meeting of Stockholders

We have not adopted a formal policy on Board members’ attendance at the Company’s annual meeting of stockholders, although all Board members are encouraged to attend. One director, Christopher Maus, attended the 2004 annual meeting of shareholders.

Insider Participation in Compensation Decisions

Decisions that are customarily made by a compensation committee are currently made by the Company’s entire Board of Directors. Since the Company’s Board of Directors is not comprised entirely of independent directors, decisions affecting the compensation paid to the Company’s Chief Executive Officer and to the Company’s other executive officers are made, in part, by individuals who have or may have an interest in the outcome of deliberations.

Code of Ethics

A Code of Ethics is a written standard designed to deter wrongdoing and to promote:

•

honest and ethical conduct,

•

full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

•

compliance with applicable laws, rules and regulations,

•

the prompt reporting violation of the code, and

•

accountability for adherence to the Code of Ethics.

We have adopted a Code of Ethics applicable to all of the Company’s employees. The Code of Ethics also contains provisions that apply only to the Company’s Chief Executive Officer, principal financial and accounting officers and persons performing similar functions. A copy of the Company’s Code of Ethics may be viewed at the Company’s corporate website www.lifestreamtech.com. A copy may also be obtained, without charge, upon written request addressed to the attention of Investor Relations, 570 Clearwater Loop, Building 1000, Suite D, Post Falls, Idaho 83854.

DIRECTOR REMUNERATION

Effective April 1, 2004, the Board of Directors adopted a resolution providing that both employee and non-employee members of the Board will be compensated with Common Stock warrants. For each telephonic Board of Directors meeting, Board members will receive a warrant entitling them to a $1,000 cash payment or a number of shares of Common Stock equal to $1,000 divided by the closing price per share of the Company’s Common Stock on the date the Board of Directors meeting was held. For each Board of Directors meeting attended in person, Board members will receive a warrant entitling them to a $5,000 cash payment or a number of shares of the Company's Common Stock equal to $5,000 divided by the closing price per share of the Company’s Common Stock on the date the Board of Directors meeting was held. The Company may decline the Board member’s request for payment in cash and elect to make payment in common shares; however the fair value of the common shares issued cannot be less than $1,000 for a telephone meeting or $5,000 for a meeting attended in person at the date of issuance. Directors currently receive no additional compensation for service on the Audit Committee

During fiscal 2005, upon oral agreement the members of the Board of Directors were not compensated for their services due to the Company’s financial constraints and the Company has not accured any Board compensation for fiscal 2005.

MANAGEMENT

Directors and Executive Officers

The directors and executive officers of the Company are set forth below:

Name	Age	Position(s) Held
Christopher Maus	52	Chairman of the Board, President and Chief Executive Officer
Robert Boyle	59	Director, Secretary, Treasurer, and Audit Committee Chairman
Michael Crane	50	Director and Member of Audit Committee
Neil Luckianow	48	Director
Edward Siemens	51	Director and Member of the Audit Committee
Matt Colbert	36	Vice President – Finance and Interim Chief Financial Officer

Biographical information for each of Messrs. Maus, Boyle, Crane, Luckianow and Siemens is provided above in this Proposal 1.

Matt Colbert was appointed as the Company’s Vice President – Finance and Interim Chief Financial Officer effective April 25, 2004. Mr. Colbert served as Controller from April 2004 through April 2005, as Assistant Controller from June 2003 through April 2004, as General Accounting Supervisor from January 2001 through June 2003 and prior thereto, since joining the Company in October 1999, as Staff Accountant. From December 1997 to June 1999, Mr. Colbert served as a Business Assurance Associate in the audit department of PricewaterhouseCoopers, LLP, an international accounting and consulting firm. Mr. Colbert has a Bachelor of Science degree in Accounting from the University of Idaho and is licensed as a Certified Public Accountant in the State of Washington.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table sets forth certain information regarding compensation earned by the Company’s Chief Executive Officer and each of the Company’s other most highly compensated executive officers for the fiscal year ended June 30, 2005, and who earned in excess of $100,000 in salary and bonus for such fiscal year. The person named in the table is hereinafter referred to as the “Named Executive Officer.” During fiscal 2005, no executive officer earned in excess of $100,000 in salary and bonus and, accordingly, was excluded from presentation in this table.

Summary Compensation Table

	Annual Compensation				Long Term Compensation -Awards
Name and Principal Position(s)	Fiscal Year (1)	Salary ($)	Bonus ($)	Other ($)	Securities Underlying Options (#)	All Other Compensation ($)
Christopher Maus Chairman of the Board, President and Chief Executive Officer (2)(3)(4)	2005 2004 2003	150,577 181,023 166,730	— 55,021 3,389	12,792 12,478 11,536	— 4,984,597 —	— 25,000 —

———————

(1)

References to a fiscal year refer to the calendar year in which such fiscal year ends.

(2)

Included in Mr. Maus’s fiscal 2004 salary is $29,869 of compensation Mr. Maus agreed to receive in shares of the Company’s Common Stock to preserve cash flow of the Company.

(3)

The Other Annual Compensation amounts for Mr. Maus represented a vehicle allowance of $7,800 in each of the fiscal years and medical insurance premiums of $3,736, $4,678 and $4,992 paid by the Company on behalf of Mr. Maus during fiscal years 2003, 2004 and 2005, respectively.

(4)

Other Compensation for Mr. Maus in fiscal 2004 represents $25,000 for services rendered during the past five years as a member of the Company’s Board of Directors. Mr. Maus received shares of the Company’s Common Stock with a fair value at date of issuance for these services.

Mr. Maus is currently employed as the Company’s Chief Executive Officer on an at will basis and currently receives an annual salary of $150,000. Mr. Maus is entitled to participate in benefit plans made available to all employees. In addition, the Company pays for his family’s health insurance coverage. On May 1, 2001, Mr. Maus was granted 800,000 stock options with an exercise price of $1.50 per share, of which 400,000 are vested at this time and the remaining 400,000 is vesting based upon achieving market capitalizations ranging from $100 million to $400 million. Any of these unvested options vest immediately should the Company change ownership through sale, merger, acquisition and, should Mr. Maus terminate his employment with the Company, any vested options can be exercised within two years of the termination date, at which time all options expire. Should the Company change ownership through sale, merger, acquisition, or stock exchange, Mr. Maus has agreed to continue employment with the acquiring company for two years and should the Company terminate Mr. Maus’ employment other than for cause, the Company agreed to pay Mr. Maus’ current salary and health insurance coverage for nine months.

Equity Compensation Plan Information

The following table sets forth information relating to equity compensation plans as of June 30, 2005:

	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan (excluding securities reflected in column a) (c)
Equity Compensation Plans Approved by Security Holders:
• 1998 Employee Stock Option Plan	884,325	$2.28	1,115,675
• 2002 Employee Stock Option Plan	—	—	2,000,000
	884,325	$2.28	3,115,675

Equity Compensation Plans Not Approved by Security Holders:
• 2004 Stock Compensation Plan	9,138,427	$0.03	7,473,030
• Other (1)	3,199,912	$1.79	—
Total	13,222,664	$0.49	10,588,705

———————

(1)

Comprised of options granted and/or restricted stock and warrants issued to employees and non-employees, including directors, consultants, advisers, suppliers, vendors, customers and lenders for purposes including to provide continued incentives, as compensation for services and/or to satisfy outstanding indebtedness to them.

1998 Employee Stock Option Plan. The Company has reserved 2,000,000 shares of its Common Stock for issuance pursuant to stock options or stock appreciation rights granted under its 1998 Employee Stock Option Plan (hereinafter, the “1998 Plan”). The 1998 Plan is administered by either the Board of Directors or its Compensation Committee, which determines, without limitation, the selection of the persons who will be granted options under the 1998 Plan, the type of options to be granted, the number of optioned shares and the option exercise price per share. The terms and conditions of each option grant may differ and will be set forth in the optionee’s individual stock option agreement. Officers, directors, key employees and consultants of the Company and its subsidiaries are eligible to receive non-qualified stock options under the 1998 Plan. Only officers, directors and employees of the Company or its subsidiaries are eligible to receive incentive stock options.

2002 Employee Stock Option Plan. The Company has reserved 2,000,000 shares of its Common Stock for issuance pursuant to stock options or stock appreciation rights granted under its 2002 Stock Option Plan (hereinafter, the “2002 Plan”). The 2002 Plan is administered by either the Board of Directors, or its Compensation Committee, which determines, without limitation, the selection of the persons who will be granted options under the 2002 Plan, the type of options to be granted, the number of optioned shares and the option exercise price per share. The terms and conditions of each option grant may differ and will be set forth in the optionee’s individual stock option agreement. Officers, directors, key employees and consultants of the Company and its subsidiaries are eligible to receive non-qualified stock options under the 2002 Plan. Only officers, directors and employees of the Company or its subsidiaries are eligible to receive incentive stock options.

2004 Stock Compensation Plan. The Company has reserved 25,000,000 shares of its Common Stock for issuance pursuant to stock options, stock appreciation rights, restricted stock, deferred stock or other stock based awards granted under its 2004 Stock Compensation Plan (hereinafter, the “2004 SCP”). The 2004 SCP is administered by either the Board of Directors, or its Compensation Committee, which determines, without limitation, the selection of the persons who will be granted awards under the 2004 SCP, the type of awards to be granted, the number of optioned or restricted shares and the option exercise price per share. The terms and conditions of each award may differ and will be set forth in the individual agreement. Officers, directors, key employees and consultants of the Company and its subsidiaries are eligible to receive non-qualified stock options under this Plan.

The Company has periodically granted outside of its established plans non-qualified stock options to purchase restricted shares of its Common Stock to key individuals it desired to recruit, retain or motivate. All such grants were approved by the Company’s Board of Directors. Each option was granted with an exercise price equal to, or in excess of, the market price of the Company’s Common Stock as of the date of grant.

During fiscal 2005, no stock options were granted to the Named Executive Officer or any other employee.

Option Exercises and Holdings

The following table provides information with respect to the Named Executive Officer regarding exercises of options/SARs during the most recently completed fiscal year ended June 30, 2005 and unexercised options/SARs held as of June 30, 2005.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/ Unexercisable	Value of Unexercised In-The-Money Options/SARs at FY-End (#) Exercisable/ Unexercisable (1)

Christopher Maus	—	—	5,806,597/500,000	$0/$0

———————

(1)

Based upon the market price of $0.01 per share on June 30, 2005, determined on the basis of the closing selling price per share of the Company’s Common Stock on the OTC Bulletin Board, less the option exercise price payable per share.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon a review of Forms 3, 4, and 5 furnished to us for the fiscal year ended June 30, 2005, no person subject to Section 16(a) of the Exchange Act based upon their relationship to us failed to timely file any of the foregoing reports, except that:

•

Edward Siemens, the Company’s former Chief Operating Officer and current member of the Company’s Board of Directors, filed a Form 4 on July 7, 2005 to report the acquisition of 625,000 shares on June 30, 2005,

•

Nikki Nessan, the Company’s former V.P. – Finance, filed a Form 4 on April 27, 2005 to report that, effective on April 23, 2005, she was no longer subject to Section 16 of the Securities Exchange Act of 1934,

•

Robert Boyle, a member of the Company’s Board of Directors, filed a Form 4 on December 3, 2004 to report the sale of 14,300 shares on November 30, 2004 and the sale of 32,700 shares on December 1, 2004. Mr. Boyle filed a Form 4 on February 7, 2005 to report the sale of 14,300 shares on December 3, 2004, the sale of 30,000 shares on December 28, 2004 and the sale of 67,500 shares on December 31, 2004, and

•

William Gridley, a former member of the Company’s Board of Directors, filed a Form 4 on March 17, 2005 to report the sale of 100,000 shares on March 11, 2005. Mr. Gridley filed a Form 4 on March 23, 2005 to report the sale of 100,000 shares on March 16, 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal 2004, the Board of Directors approved, and the Company subsequently issued, 2,288,002 shares of Common Stock to the following officers of the Company in consideration for a reduction in wages:

Name	Title	Shares (#)	Amount of Wage Reduction ($)
Christopher Maus	President & Chief Executive Officer	820,001	29,869
Edward Siemens	Chief Operating Officer	673,714	24,528
Brett Sweezy	Former Chief Financial Officer	514,286	19,468
Jackson Connolly	VP – Product Development	280,001	10,599
		2,288,002	84,464

Effective April 5, 2004, we engaged Brett Sweezy, CPA as a financial consultant through June 30, 2004. Mr. Sweezy was previously the Company’s Chief Financial Officer through April 4, 2004. We believe that the terms of the Company’s consulting arrangement with Mr. Sweezy were at least as favorable to us as we could have obtained from other consultants with similar expertise and experience. For the fiscal year ended June 30, 2004, we paid Mr. Sweezy consulting fees of $30,950. We did not pay Mr. Sweezy any consulting fees during fiscal 2005.

On September 1, 2003, we engaged NCL & Associates, LLC, as a commissioned sales agent. Neil Luckianow, who became a member of the Company’s Board of Directors on October 16, 2003, is the principal of NCL & Associates, LLC. We believed that the terms of the Company’s arrangements with NCL & Associates, LLC were at least as favorable to us as we could have obtained from an unrelated third party performing similar services. For each of the two fiscal years ended June 30, 2005 and 2004, we paid NCL & Associates, LLC commissions of $0 and $3,444, respectively.

Through fiscal 2001, the Board of Directors periodically approved the advancement of funds to Christopher Maus, the Company’s Chairman of the Board, President and Chief Executive Officer. The underlying promissory note was unsecured, had a stated interest rate of 8.75% and required bi-weekly repayments of principal and interest through May 23, 2014. On May 1, 2002, the Board of Directors indefinitely suspended the bi-weekly servicing requirement. During fiscal 2002, Mr. Maus made principal repayments of $61,621, which included the application of a $60,000 bonus awarded by the Board of Directors to Mr. Maus for his fiscal 2002 performance. On August 29, 2003, the Board of Directors awarded Mr. Maus a $3,389 bonus for his fiscal 2003 performance with such bonus applied in its entirety against the accrued interest on the outstanding note receivable balance. On June 22, 2004, the Board of Directors awarded Mr. Maus a $55,021 bonus for his fiscal 2004 performance with a portion of such bonus applied to the note receivable balance reducing the outstanding balance to $0 at June 30, 2004. During fiscal 2005, the Board did not approve and Mr. Maus did not receive any advancement of funds.

During fiscal 2002, the Company executed an agreement with Michael Crane, a principal stockholder and member of the Board of Directors, whereby the Company repaid $200,000 in outstanding principal and accrued interest against debt obligations incurred to Mr. Crane during fiscal 2001 and issued Mr. Crane an unsecured convertible note for the remaining $469,984 aggregate principal balance. The note accrued interest at the prime rate plus two percent, was immediately convertible at Mr. Crane’s option into shares of the Company's Common Stock at a rate of $1.00 per share, and was to become due and payable on August 1, 2003. In connection with the preceding agreement, the Company issued Mr. Crane 40,000 shares of Common Stock and warrants allowing him to purchase 134,000 additional shares of Common Stock at $1.00 per share. The agreement further stipulated that for every subsequent quarter the note remained outstanding that the Company would issue Mr. Crane additional warrants for the purchase of 23,500 common shares at $1.00 per share. During fiscal 2005, Mr. Cranes remaining warrants to purchase 47,000 shares of the Company’s Common Stock terminated unexercised on August 1, 2004 and November 1, 2004.

On May 1, 2003, the Company renewed its then expiring revolving credit facility agreement with a financial institution. Under the renewed agreement, the Company’s then outstanding balance of $2,197,800 was bifurcated into a $2,000,000 24-month term loan and a $197,800 advance loan. In November 2004, RAB Special Situations LP entered into an agreement with the financial institution under which the financial institution assigned to RAB Special Situations LP all of its rights, title and interest under the note payable. At the time of the assignment, the outstanding amount due under the note payable was $920,323. On May 31, 2005, RAB Special Situations, LP assigned all of its rights under this note to RAB Special Situations Master Fund Limited, a beneficial owner of approximately 9.99% of the Company’s Common Stock as of June 30, 2005. Restricted funds held in escrow by the financial institution served as additional collateral under the terms of the note payable and were used to partially pay down the then outstanding loan balance prior to assignment to the stockholder.

Subsequently, the Company entered into a series of amendments to the note payable and related loan documents under which RAB Special Situations LP modified the following terms:

•

the aggregate amount of the note was increased from $920,323 to $2,869,740, after giving effect to an original issue discount in the amount of $449,417;

•

$974,709 of the increase was funded November 12, 2004 resulting in net cash proceeds to us of $750,000;

•

$974,708 of the increase was funded December 15, 2004 resulting in an additional $750,000 in net cash proceeds;

•

the new loan balance of $2,869,740 is to be repaid in monthly installments of $100,000 commencing May 1, 2005, with the outstanding balance becoming due and payable on February 1, 2006;

•

the Company paid a commitment fee to induce the assignee to enter into the series of amendments in the amount of $500,000, paid by issuance of a promissory note which is payable on February 1, 2006, in cash or, at the Company’s option, in shares of its Common Stock at a 20% discount to market. This promissory note is also convertible at the option of the note holder at a conversion price of $.05 per share, subject to adjustment; and

•

the note payable continues to be secured by substantially all of the Company’s assets.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF LEMASTER & DANIELS PLLC AS

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTING FIRM

FOR THE FISCAL YEAR ENDED JUNE 30, 2006

The Board of Directors, acting upon the recommendation of its Audit Committee, has appointed LeMaster & Daniels PLLC to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2006 and is asking stockholders to ratify such appointment. In the event that stockholders fail to ratify the appointment of LeMaster & Daniels PLLC, the Board will reconsider such appointment. The Board of Directors reserves the right, even after stockholder approval, to subsequently replace LeMaster & Daniels PLLC as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2006 should it deem such replacement to be in the best interest of the Company. LeMaster & Daniels PLLC was engaged on October 14, 2005.

BDO Seidman, LLP has served as the Company’s independent registered public accounting firm since fiscal 1997. On October 11, 2005, the Company notified BDO Seidman, LLP that it had dismissed BDO Seidman LLP as its independent registered public accounting firm. The decision to dismiss BDO Seidman LLP was approved by the Audit Committee of the Company’s Board of Directors.

 BDO Seidman LLP’s reports on the Company’s consolidated financial statements for the fiscal years ended June 30, 2005 and June 30, 2004 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified, however it was modified to contain an explanatory paragraph regarding the Company’s ability to continue as a going concern. During the Company’s two most recent fiscal years ended June 30, 2005, and through the date of the Current Report on Form 8-K filed with the SEC on October 14, 2005 disclosing the termination of BDO Seidman LLP, there were no disagreements with BDO Seidman LLP, whether or not resolved, on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to BDO Seidman LLP’s satisfaction, would have caused BDO Seidman LLP to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such fiscal years. There were no reportable events as defined in Item 304(a)(1)(iv)(B) of Regulation S-B during the period set forth in the preceding sentence.

A representative of BDO Seidman, LLP is expected to attend the 2005 Annual Meeting. The representative will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions from stockholders.

Auditor Fees

The following table represents fees for professional audit services rendered by BDO Seidman, LLP for the audit of the Company’s annual financial statements for the years ended June 30, 2005 and 2004, and for other services rendered by BDO Seidman, LLP during those periods.

	2005	2004
Audit Fees	$90,000	$82,375
Audit Related Fees	25,500	37,500
Tax Fees	3,500	7,000
All Other Fees	—	—
Total	$119,000	$126,875

Audit Fees: Audit fees relate to services rendered in connection with the audit of the Company’s annual financial statements and quarterly reviews of financial statements included in the Company’s quarterly reports on Form 10-QSB.

Audit-Related Fees: Audit-related fees relate to services rendered in connection with public registration statements and private placement offering memoranda.

Tax Service Fees: Tax service fees relate to services rendered in connection with preparation of the Company’s annual tax returns.

All Other Fees: There were no other fees.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditors

The Audit Committee has confirmed its policy regarding pre-approval of all audit and non-audit services provided by the independent auditors. On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if the Audit Committee approves the engagement of the independent auditors for specific projects. On a periodic basis, management reports to the Audit Committee regarding the actual spending for such projects and services compared to the approved amounts. The Audit committee also delegates the ability to pre-approve audit and permitted non-audit services to the Chairman of the Audit Committee, provided such pre-approvals are reported on at a subsequent Audit Committee meeting.

The Audit Committee considers whether the provisions of these services are compatible with maintaining BDO Seidman LLP’s independence, and has determined such services for fiscal years 2005 and 2004 were compatible. All of the fees were pre-approved.

The Company’s Board recommends that stockholders vote FOR the ratification of the appointment of LeMaster & Daniels PLLC as the Company’s independent public accountants for the fiscal year ending June 30, 2006. Ratification of the appointment of LeMaster & Daniels PLLC requires the affirmative vote of a majority of the shares present at the 2005 Annual Meeting of Stockholders, in person or by proxy, and entitled to vote on the matter.

INTEREST OF CERTAIN PERSONS IN

MATTERS TO BE ACTED UPON

Management is not aware of any substantial interest, direct or indirect, by securities holdings or otherwise of any director, officer or their associates in any matter to be acted on, as described herein, other than the proposed nominees for election to the Company’s Board of Directors.

OTHER MATTERS

Management does not know of any matters to be presented at the 2005 Annual Meeting of Stockholders other than those set forth herein and in the Notice of 2005 Annual Meeting of Stockholders accompanying this proxy statement. If any other matters properly come before the 2005 Annual Meeting of Stockholders, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent in their best judgment. Discretionary authority with respect to such matters is granted by the execution of the enclosed proxy.

STOCKHOLDERS' PROPOSALS TO BE PRESENTED AT THE

COMPANY'S NEXT ANNUAL MEETING OF STOCKHOLDERS

Stockholder proposals intended to be presented at the 2006 Annual Meeting of Stockholders of the Company must be received by the Company at its principal executive offices at 510 Clearwater Loop, Suite 101, Post Falls, Idaho 83854, Attn: VP - Finance not later than July 15, 2006 for inclusion in the proxy statement and proxy relating to the 2006 Annual Meeting of Stockholders.

AVAILABILITY OF COMPANY’S ANNUAL REPORT ON FORM 10-KSB

A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2005 accompanies this proxy statement, but is exclusive of certain related exhibits filed with the SEC. These exhibits are available, without charge, to stockholders upon request to Matt Colbert, VP - Finance. The financial statements included in the form 10-KSB are incorporated by reference into this proxy statement.

It is important that your shares be represented at the 2005 Annual Meeting of Stockholders, regardless of the number of shares that you hold. YOU ARE URGED TO PROMPTLY EXECUTE AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the 2005 Annual Meeting of Stockholders may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company's proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you write us at Attention: Corporate Secretary, 570 Clearwater Loop, Suite D, Post Falls, Idaho 83854, telephone 208-457-9409. If you want to receive separate copies of the proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the above address and phone number.

WHERE YOU CAN FIND MORE INFORMATION

Upon your written or oral request, we will provide at no cost to you a copy of any and all of the information that is incorporated by reference in this proxy statement, not including exhibits to such information unless those exhibits are specifically incorporated herein by reference.

Requests for such documents should be directed to 570 Clearwater Loop, Building 1000, Suite D, Post Falls, Idaho 83854, Attn: VP - Finance. Please note that additional information can be obtained from our website at www.lifestreamtech.com.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our reports, proxy statements and other information may be accessed over the Internet at a site maintained by the SEC at http://www.sec.gov. You may also read and copy any materials we file with the SEC at the following public SEC reference room:

Public Reference Room

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may obtain further information about the operation of the SEC's public reference room by calling the SEC at 1-202-551-8090.

This proxy is solicited by and on behalf of the Board of Directors

LIFESTREAM TECHNOLOGIES, INC.

2005 Annual Meeting of Stockholders

December 16, 2005

The undersigned hereby appoints Christopher Maus and Robert Boyle of Lifestream Technologies, Inc., and either of them, with full substitution to each, to act as attorneys-in-fact and proxies to represent and to vote all Common Stock of Lifestream Technologies, Inc. owned by the undersigned at the 2005 Annual Meeting of Stockholders to be held at Red Lion Templin’s Resort located at 414 East First Avenue, Post Falls, Idaho, on December 16, 2005 at 9:00 a.m. Pacific Time, including any original or subsequent adjournment thereof, with respect to the election of Class I Directors and other proposal set forth in the Notice of 2005 Annual Meeting and proxy statement furnished in connection therewith. No business other than the matters described below is expected to come before the meeting, but should any other matter requiring a vote of stockholders arise, the proxy named herein will vote thereon in accordance with is best judgment. All powers may be exercised by said proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE FOLLOWING:

Proposal 1 - Class I Directors

Nominees:

Christopher Maus and Michael Crane

☐

FOR all nominees

☐

WITHHOLD AUTHORITY to vote FOR all nominees listed above.

(Instructions: to withhold authority to vote FOR any individual nominee, please draw a line through the nominee's name)

Proposal 2 - Ratification of appointment of LeMaster & Daniels as independent registered public accounting firm for the fiscal year ended June 30, 2006

☐

FOR

☐

AGAINST

☐

ABSTAIN

The shares represented by this proxy will be voted as directed. IF NO SPECIFIC DIRECTION IS GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” THE NOMINEES NAMED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

The undersigned stockholder hereby acknowledges receipt of the Notice of 2005 Annual Meeting of Stockholders and proxy statement furnished in connection therewith and hereby revokes any proxy or proxies heretofore given. This proxy may be revoked at any time prior to the 2005 Annual Meeting of Stockholders, in writing, at any time prior to the time it is voted. The undersigned may also revoke this proxy by attending the 2005 Annual Meeting of Stockholders and voting in person.

If you received more than one proxy card, please date, sign and return all cards in the accompanying envelope. Please sign this proxy exactly as the name appears below. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full tile as such. If a corporation, please sign in the corporate name by President or other identified authorized officer. If a partnership, please sign in partnership name by an identified authorized person.

Dated: _____________, 2005

 ____________________________

 ________________________

(Signature)

(Signature if jointly held)

____________________________

_________________________

(Printed name)

(Printed name)

PLEASE DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE